UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2023

UNITED EXPRESS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-227194	82-1965608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4345 W. Post Road, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	949-350-0123

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	UNXP	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Acquisition

On September 21, 2023, we entered into a share exchange agreement with Jebour Two Limited and the shareholders of Jebour Two. Pursuant to the terms of the share exchange agreement, we agreed to acquire 100% of the issued and outstanding shares in the capital stock of Jebour Two in exchange for the issuance to the selling shareholders of 12,380,951 shares of our common stock.

Concurrently with the entry into of the share exchange agreement, we completed the acquisition of 100% of the issued and outstanding shares of Jebour Two as contemplated by the share exchange agreement by issuing 12,380,951 shares of our common stock to the three shareholders of Jebour Two, who were parties to the agreement. We issued the 12,380,951 common shares to three non “U.S. persons” in an “offshore transaction” (as those terms term are defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Jebour Two is a holding company, whose wholly owned subsidiary is in the business of organising and promoting combat sports events and selling the related media rights internationally.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Share Exchange Agreement dated September 21, 2023 attached hereto as Exhibit 10.1 and incorporated by reference into this report

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY, ARRANGEMENTS OF CERTAIN OFFICERS.

On September 20, 2023 we appointed as Ralph White as a director of our company.

With over two decades of experience spearheading innovation in the fintech industry, Ralph M. White brings an exceptional blend of transformative leadership, strategic acumen, and an unyielding commitment to ethical governance. Ralph studied at University of Memphis and achieved certifications from McKinsey for Business Strategy.

Ralph is a member of the Private Directors Association since 2021 and the Veblen Directors Programme since 2022. He served on the Board of Brookhaven Innovation Academy from 2019 – 2020 on the finance committee. He is co-founder of Downtown Coffee Company, LLC, which is aimed at acquisitions of small to mid-sized businesses in the Coffee industry. The first acquisition was 45 South Coffeehouse in Oct 2022 and his team has implemented marketing and additional revenue channels resulting in a 30%+ increase in revenue in year 1.

Ralph is also employed with U.S. Bank subsidiary, Elavon Inc. He has held many roles from Sales, Sales Leadership, and Sales Enablement. He is currently Director of Training for U.S. Bank’s new POS Lending solution, Avvance.

Among Ralph’s many accomplishments is leading the digital transformation of Elavon, delivering a 20.6% increase in revenue through innovative sales methodology. He also aided Elavon’s SaaS/POS business, achieving 500% growth through establishing a peer-to-peer learning culture.

Ralph’s ability to analyze data, discern insights, and develop high-impact strategies has been integral to his success. By conducting pricing strategy workshops, he achieved a 29% increase in DIA (Net Revenue) margins at Elavon.

As an AI and automation advocate, Ralph integrates ethical intelligence into business goals. His fusion of values into technical strategy has established him as a thought leader in ethical AI governance.

In his board apprenticeship with publicly-traded, Incergo, Ralph is advocate for establishing strong ESG frameworks.

There are no understandings or arrangements between Mr. White and any other person pursuant to which he was selected as a director. There are no family relationships among any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

As of the date of filing this Current Report on Form 8-K, it is impracticable for us to provide the financial statements required by Item 9.01(a) of Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

(b) Pro Forma Financial Information.

As of the date of filing this Current Report on Form 8-K, it is impracticable for us to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, such financial information will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

Exhibits

10.1	Share Exchange Agreement dated September 21, 2023 with Jebour Two Limited and the Selling Shareholders of Jebour Two Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED EXPRESS INC.

/s/ Ralph White
Ralph White
Director
Date:	October 18, 2023